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FOR IMMEDIATE RELEASE

October 29, 2010

Company:	Dominion

Contacts:
Media:	Ryan Frazier (804) 819-2521, C.Ryan.Frazier@dom.com
Analysts:	Sarah Scott (804) 819-2315, Sarah.M.Scott@dom.com Nathan Frost (804) 819-2187, Nathan.J.Frost@dom.com

DOMINION ANNOUNCES THIRD-QUARTER 2010 EARNINGS

• Third-quarter 2010 operating earnings of $1.03 per share compared to guidance of 99 cents to $1.04 per share
• Third-quarter 2010 GAAP earnings of 98 cents per share
• Company increases 2010 operating earnings guidance range to $3.30 to $3.40 per share
• Conference call scheduled for 10 a.m. EDT today

RICHMOND, Va. – Dominion (NYSE: D) today announced unaudited reported earnings determined in accordance with Generally Accepted Accounting Principles (GAAP) for the three months ended Sept. 30, 2010, of $575 million ($0.98 per share), compared to reported earnings of $594 million ($1.00 per share) for the same period in 2009.

Operating earnings for the three months ended Sept. 30, 2010, amounted to $603 million ($1.03 per share), compared to operating earnings of $590 million ($0.99 per share) for the same period in 2009. Operating earnings are defined as reported (GAAP) earnings adjusted for certain items.

Dominion uses operating earnings as the primary performance measurement of its earnings guidance and results for public communications with analysts and investors.  Dominion also uses operating earnings internally for budgeting, for reporting to the board of directors, for the company’s incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

Business segment results and detailed descriptions of items included in 2010 and 2009 reported earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

Thomas F. Farrell II, chairman, president and chief executive officer, said:

“Overall, we are very pleased with the results for the third quarter.  We achieved operating earnings near the top of our guidance range.

“We continued to make significant progress on our regulated infrastructure investment program, which is on time and on budget.  Two phases of the 500 kilovolt Meadow Brook-to-Loudoun line are complete and in operation while work continues on the remaining section of the line.  Construction on our other large electric transmission line project, the 500 kilovolt Carson-to-Suffolk line, is nearly 50 percent complete.

“Other large infrastructure projects are proceeding on budget and according to plan.  For example, the Virginia City Hybrid Energy Center is approximately 75 percent complete and scheduled for commercial operation in mid-2012.  Also, the Bear Garden Power Station is about 85 percent complete and is on schedule to reach commercial operations by next summer.

“With a projected capacity of up to 1,300 megawatts, our proposed three-on-one, gas-fired combined-cycle facility in Warren County took another positive step toward construction and commercial operation. We have completed the steam turbine and gas turbines selection process and have executed the natural gas transportation agreement to supply fuel to the power station.  We plan to file for approval of this station with the Virginia State Corporation Commission early next year.

“At Dominion Energy, we recently signed a new 15-year firm transportation agreement to move 100,000 dekatherms per day of Marcellus Shale volumes.  Also, our two major Energy construction projects, Gathering Enhancement and Cove Point Pier Expansion, remain on schedule and on budget.

“Given our strong performance through the third quarter and our expectations for the fourth quarter, we are increasing the bottom of our 2010 operating earnings guidance range.  The new 2010 operating earnings guidance is $3.30 to $3.40 per share, up from $3.25 to $3.40 per share.  The operating earnings forecast for 2011 remains unchanged at $3.00 to $3.30 per share.”

Third-quarter 2010 operating earnings compared to 2009

The increase in third-quarter 2010 operating earnings per share as compared to third-quarter 2009 operating earnings per share is primarily attributable to favorable weather in the regulated electric service area, higher PJM ancillary service revenue, higher electric transmission revenue and rate adjustment clauses. Partially offsetting these positives were lower merchant generation margins, higher storm damage and restoration costs, and the absence of earnings resulting from the divestiture of the company’s E&P operations.

Complete details of third-quarter 2010 operating earnings as compared to third-quarter 2009 can be found on Schedule 4 of this release.

Fourth-quarter 2010 operating earnings guidance

Dominion expects fourth-quarter 2010 operating earnings in the range of 59 cents per share to 69 cents per share as compared to fourth-quarter 2009 operating earnings of 63 cents per share.  Positive factors for the fourth quarter of 2010 compared to the same period of the prior year include higher rate adjustment clause revenue, lower planned nuclear outage expenses and a return to normal weather.  Negative factors for the quarter include lower merchant generation margins, higher income taxes and the absence of earnings resulting from the divestiture of the company’s E&P operations.  Reported loss for the fourth quarter of 2009 was 1 cent per share.

In providing its fourth-quarter and full-year 2010 and full-year 2011 operating earnings guidance, the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, divestitures or changes in accounting principles.  At this time, Dominion management is able to determine that the sale of substantially all of its Appalachian E&P operations resulted in an after-tax gain of approximately $1.4 billion that will not be included in 2010 operating earnings.  Dominion management is also able to determine that the implementation of a workforce reduction program, the impairment of a merchant generation asset, the sale of Peoples Gas and the elimination of certain tax deductions associated with health care legislation changes resulted in a net after-tax loss of approximately $500 million that will not be included in 2010 operating earnings.  At this time, Dominion management is not able to estimate the impact, if any, of other items on reported earnings.  Accordingly, the company is not able to provide a corresponding GAAP equivalent for its operating earnings guidance.

Conference call today

Dominion will host its third-quarter earnings conference call at 10 a.m. EDT on Friday, Oct. 29. Dominion management will discuss third-quarter 2010 financial results, fourth-quarter 2010 operating earnings guidance, and other matters of interest to the financial community.

Domestic callers should dial (866) 710-0179. The passcode for the conference call is “Dominion.”  International callers should dial (334) 323-9872.  Participants should dial in 10 to 15 minutes prior to the scheduled start time.  Members of the media also are invited to listen.

A live webcast of the conference call, including accompanying slides, and the Earnings Release Kit will be available on the company’s investor information page at www.dom.com/investors.

A replay of the conference call will be available beginning about 1 p.m. EDT Oct. 29 and lasting until 11 p.m. EDT Nov. 5.  Domestic callers may access the recording by dialing (877) 919-4059.  International callers should dial (334) 323-7226.  The PIN for the replay is 59393952.  Additionally, a replay of the webcast will be available on the company’s investor information page by the end of the day Oct. 29.

Dominion is one of the nation's largest producers and transporters of energy, with a portfolio of approximately 27,600 megawatts of generation, 12,000 miles of natural gas transmission, gathering and storage pipeline and 6,000 miles of electric transmission lines.  Dominion operates the nation's largest natural gas storage system with 942 billion cubic feet of storage capacity and serves retail energy customers in 13 states. For more information about Dominion, visit the company's website at www.dom.com.

This release contains certain forward-looking statements, including forecasted operating earnings for fourth-quarter and full-year 2010 and 2011 which are subject to various risks and uncertainties.  Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estimate precisely, fluctuations in energy-related commodity prices, the timing of the closing dates of acquisitions or divestitures, estimates of future market conditions, access to and costs of capital, fluctuations in the value of our pension assets and assets held in our decommissioning trusts, the timing and receipt of regulatory approvals necessary for planned projects, acquisitions and divestitures, and the ability to complete planned construction or expansion projects as scheduled.  Other factors include, but are not limited to, weather conditions, including the effects of hurricanes and major storms on operations, the behavior of other market participants, state and federal legislative and regulatory developments and changes to environmental and other laws and regulations, including those related to climate change, greenhouse gases and other emissions to which we are subject, economic conditions in the company's service area, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates collected by Dominion, changes to rating agency requirements and ratings, changing financial accounting standards, trading counter-party credit risks, risks related to energy trading and marketing, adverse outcomes in litigation matters, and other uncertainties.  Other risk factors are detailed from time to time in Dominion’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities and Exchange Commission.

###

Schedule 1 - Segment Operating Earnings 1

Preliminary, Unaudited
(millions, except earnings per share)	Three months ended September 30
	2010	2009	Change
Operating Revenue (GAAP Based 2)	$ 3,950	$ 3,630	$ 320

Earnings:
Dominion Virginia Power	$ 107	$ 95	$ 12
Dominion Energy	92	93	(1)
Dominion Generation	487	459	28
Corporate and Other	(83)	(57)	(26)
OPERATING EARNINGS	$ 603	$ 590	$ 13
Items excluded from operating earnings 3, 4	(28)	4	(32)
REPORTED EARNINGS 2	$ 575	$ 594	$ (19)

Common Shares Outstanding (average, diluted)	586.4	596.3

Earnings Per Share (EPS):
Dominion Virginia Power	$ 0.18	$ 0.16	$ 0.02
Dominion Energy	0.16	0.16	-
Dominion Generation	0.83	0.77	0.06
Corporate and Other	(0.14)	(0.10)	(0.04)
OPERATING EARNINGS	$ 1.03	$ 0.99	$ 0.04
Items excluded from operating earnings 3	(0.05)	0.01	(0.06)
REPORTED EARNINGS 2	$ 0.98	$ 1.00	$ (0.02)

(millions, except earnings per share)	Nine months ended September 30
	2010	2009	Change
Operating Revenue (GAAP Based 2)	$ 11,451	$ 11,622	$ (171)

Earnings:
Dominion Virginia Power	$ 333	$ 292	$ 41
Dominion Energy	353	372	(19)
Dominion Generation	1,088	1,098	(10)
Corporate and Other	(169)	(194)	25
OPERATING EARNINGS	$ 1,605	$ 1,568	$ 37
Items excluded from operating earnings 3, 5	905	(272)	1,177
REPORTED EARNINGS 2	$ 2,510	$ 1,296	$ 1,214

Common Shares Outstanding (average, diluted)	592.8	592.0

Earnings Per Share (EPS):
Dominion Virginia Power	$ 0.56	$ 0.49	$ 0.07
Dominion Energy	0.59	0.63	(0.04)
Dominion Generation	1.84	1.86	(0.02)
Corporate and Other	(0.28)	(0.33)	0.05
OPERATING EARNINGS	$ 2.71	$ 2.65	$ 0.06
Items excluded from operating earnings 3	1.52	(0.46)	1.98
REPORTED EARNINGS 2	$ 4.23	$ 2.19	$ 2.04

1)	2009 has been recast due to Dominion management's decision to retain Hope Gas, Inc. as a part of
Dominion Energy and due to the reclass of Peoples Natural Gas Company (PNG) to discontinued
operations.
2)	Determined in accordance with Generally Accepted Accounting Principles (GAAP).
3)	Items excluded from operating earnings are reported in Corporate and Other segment. Refer to Schedules 2 and 3 for details, or find
"GAAP Reconciliation" on Dominion's website at www.dom.com/investors.
4)	Pre-tax amounts for the current period and the prior period are ($6) million and $38 million, respectively.
5)	Pre-tax amounts for the current period and the prior period are $1.784 billion and ($363) million, respectively.

Schedule 2 – Reconciliation of 2010 Operating Earnings to Reported Earnings

2010 Earnings (Nine months ended September 30, 2010)

The net effects of the following items, all shown on an after-tax basis, are included in 2010 reported earnings, but are excluded from operating earnings:

•	$1.4 billion net benefit resulting from the sale of our Appalachian E&P operations, primarily reflecting the gain on the sale, partially offset by certain transaction costs and other related charges.
•	$206 million after-tax charge related to our workforce reduction program, primarily reflecting severance pay and other benefits to affected employees.
•	$147 million net loss from Peoples discontinued operations, primarily reflecting the loss on the sale recorded in February 2010.
•	$95 million impairment charge related to our State Line coal-fired merchant power station.
•	$57 million charge related to health care legislation changes, eliminating the tax deduction for a portion of retiree prescription drug costs.
•	$13 million reduction in interim tax expense provision resulting from the impact of items excluded from operating earnings on our 2010 estimated annual effective tax rate.
•	$4 million net expense related to other items.

(millions, except per share amounts)	1Q10	2Q10	3Q10	4Q10	YTD 2010 2
Operating earnings	$576	$426	$603		$1,605
Items excluded from operating earnings (after-tax):
Items related to the sale of Appalachian E&P operations	14	1,387			1,401
Workforce reduction program	(206)				(206)
Peoples discontinued operations	(149)	2			(147)
Impairment of merchant generation asset		(95)			(95)
Healthcare reform legislation - Medicare Part D tax impact	(57)				(57)
Interim tax provision	(16)	53	(24)		13
Other items	12	(12)	(4)		(4)
Total items excluded from operating earnings (after-tax) 1	(402)	1,335	(28)		905
Reported net income	$174	$1,761	$575		$2,510
Common shares outstanding (average, diluted)	600.9	591.4	586.4		592.8
Operating earnings per share	$0.96	$0.72	$1.03		$2.71
Items excluded from operating earnings (after-tax)	(0.67)	2.26	(0.05)		1.52
Reported earnings per share	$0.29	$2.98	$0.98		$4.23

1)Pre-tax amounts for items excluded from operating earnings are reflected in the following table:
Items excluded from operating earnings:	1Q10	2Q10	3Q10	4Q10	YTD 2010

Items related to the sale of Appalachian E&P operations	$20	$2,405			$2,425
Workforce reduction program	(338)				(338)
Peoples discontinued operations	(137)	3			(134)
Impairment of merchant generation asset		(163)			(163)
Other items	20	(20)	(6)		(6)
Total items excluded from operating earnings	($435)	$2,225	($6)		$1,784

2)YTD 2010 EPS may not equal sum of quarters due to share count differences.

Schedule 3 – Reconciliation of 2009 Operating Earnings to Reported Earnings

2009 Earnings (Twelve months ended December 31, 2009) 2

The net effects of the following items, all shown on an after-tax basis, are included in 2009 reported earnings, but are excluded from operating earnings:

•
$281 million impairment charge resulting from the first-quarter ceiling test performed for our gas and oil properties under the full cost method accounting with a subsequent update for estimated state taxes in the second quarter.

•	$435 million after-tax charge in connection with the proposed settlement of Virginia Power’s 2009 rate case proceedings.
•	$2 million net gain related to our investments in nuclear decommissioning trust funds.
•	$62 million benefit due to a downward revision in the nuclear decommissioning asset retirement obligation (ARO) for a power station unit that is no longer in service.
•	$26 million of earnings from Peoples discontinued operations.
•	$29 million net expense related to other items.

(millions, except per share amounts)	1Q09	2Q09	3Q09	4Q09	YTD 2009 3
Operating earnings	$574	$404	$590	$374	$1,942
Items excluded from operating earnings (after-tax) 1:
Impairment of gas and oil properties	(272)	(9)			(281)
Proposed rate settlement				(435)	(435)
Net gains (losses) in nuclear decommissioning trust funds	(50)	12	34	6	2
ARO revision		62			62
Peoples discontinued operations	9	(15)	(41)	73	26
Other items	(13)	0	11	(27)	(29)
Total items excluded from operating earnings (after-tax) 1, 2	(326)	50	4	(383)	(655)
Reported net income	$248	$454	$594	($9)	$1,287
Common shares outstanding (average, diluted)4	585.7	594.0	596.3	598.1	593.7
Operating earnings per share	$0.98	$0.68	$0.99	$0.63	$3.27
Items excluded from operating earnings (after-tax)	(0.56)	0.08	0.01	(0.64)	(1.10)
Reported earnings per share	$0.42	$0.76	$1.00	($0.01)	$2.17

1) Pre-tax amounts for items excluded from operating earnings are reflected in the following table:
Items excluded from operating earnings:	1Q09	2Q09	3Q09	4Q09	YTD 2009
Impairment of gas and oil properties	($455)				($455)
Proposed rate settlement				(712)	(712)
Net gains (losses) in nuclear decommissioning trust funds	(83)	19	57	11	4
ARO revision		103			103
Peoples discontinued operations	36	12	(21)	15	42
Other items	(23)	(10)	2	(32)	(63)
Total items excluded from operating earnings	($525)	$124	$38	($718)	($1,081)

2) 2009 has been recast due to the reclass of Peoples Natural Gas Company (PNG) to discontinued operations.
3) YTD 2009 EPS may not equal sum of quarters due to share count differences.

4)   As a result of a net loss from continuing operations in 4Q09, the issuance of common stock under potentially-dilutive securities was considered antidilutive and therefore not included in the calculation of the earnings per share for that period.

	Schedule 4 - Reconciliation of 3Q10 Earnings to 3Q09

	Preliminary, unaudited	Three Months Ended
	(millions, except EPS)	September 30,
		2010 vs. 2009
		Increase / (Decrease)
	Reconciling Items	Amount	EPS

	Dominion Virginia Power
	Regulated electric sales:
	Weather	$23	$0.05
	FERC transmission revenue	10	0.02
	Other	(1)	0.00
	Storm damage and service restoration - distribution operations	(8)	(0.02)
	Interest expense	2	0.00
	Retail energy marketing operations	(4)	(0.01)
	Other	(10)	(0.02)
	Share dilution	---	0.00
	Change in contribution to operating earnings	$12	$0.02

	Dominion Energy 1
	Gas distribution margin:
	Weather	$0	$0.00
	AMR/PIR revenue	3	0.01
	Other	7	0.01
	Producer services	13	0.02
	Gas and Oil - disposed operations	(20)	(0.03)
	Other	(4)	(0.01)
	Share dilution	---	0.00
	Change in contribution to operating earnings	($1)	$0.00

	Dominion Generation
	Regulated electric sales:
	Weather	$55	$0.09
	Rate Adjustment Clause revenue	27	0.05
	Other	(18)	(0.03)
	Merchant generation margin	(45)	(0.07)
	PJM ancillary service revenue	15	0.03
	Outage costs	(5)	(0.01)
	Interest expense	5	0.01
	Other	(6)	(0.01)
	Share dilution	---	0.00
	Change in contribution to operating earnings	$28	$0.06

	Corporate and Other
	Change in contribution to operating earnings	($26)	($0.04)

	Change in consolidated operating earnings 1	$13	$0.04

	Change in items excluded from operating earnings 1, 2	($32)	($0.06)

	Change in reported earnings (GAAP)	($19)	($0.02)

1)	2009 operating earnings have been recast due to management's decision to retain Hope Gas, Inc. as part of Dominion Energy.
2)	Refer to Schedules 2 and 3 for details of items excluded from operating earnings, or find "GAAP
	Reconciliation"on Dominion's website at www.dom.com/investors.